Exhibit 23.2

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of LeCroy Corporation for the registration of 738,221 shares of its common stock and to the incorporation by reference therein of our report dated August 25, 2000, with respect to the consolidated financial statements and schedule of LeCroy Corporation included in its Annual Report (Form 10-K) for the year ended June 30, 2000 filed with the Securities and Exchange Commission.

MetroPark, New Jersey
September 21, 2000                                    /s/ ERNST & YOUNG LLP